FRANCISCO V. AGUILAR
Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7141

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Certified Copy

8/7/2025 3:37:29 PM

Work Order Number: W2025080701853
Reference Number: 20255099568
Through Date: 8/7/2025 3:37:29 PM
Corporate Name: VERB TECHNOLOGY COMPANY, INC.

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20255099442	Withdrawal of Designation	1

Respectfully,

FRANCISCO V. AGUILAR
Nevada Secretary of State

Certified By: Ashley Popham
Certificate Number: B202508075982770
You may verify this certificate
online at https://www.nvsilverflume.gov/home

Filed in the Office of	Business Number E0609422012-3
FVAguilar	Filing Number 20255099442
Secretary of State State Of Nevada	Filed On 8/7/2025 2:50:00 PM
	Number of Pages 1

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

- ☐ Certificate of Designation
- ☐ Certificate of Amendment to Designation - Before Issuance of Class or Series
- ☐ Certificate of Amendment to Designation - After Issuance of Class or Series
- ☒ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: Verb Technology Company, Inc. Entity or Nevada Business Identification Number (NVID): NV20121709787
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: Series C Preferred Stock Date of Designation: 12/28/2023 No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: * The certificate of designation designating the corporation's Series C Preferred Stock is hereby withdrawn.
8. Signature: (Required)	X Signed by: Rory J. Cutaia A8B3A6AAEB2F4F3 Signature of Officer Date: 08/07/2025

* Attach additional page(s) if necessary

This form must be accompanied by appropriate fees.